QuickLinks -- Click here to rapidly navigate through this document

Exhibit 24.01

POWER OF ATTORNEY

        WHEREAS, OGE ENERGY CORP., an Oklahoma corporation (herein referred to as the "Company") is to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements on Form S-3 relating to the issuance and sale of up to 5,000,000 shares of common stock and associated rights to purchase series A preferred stock pursuant to its dividend reinvestment and stock purchase plan; and

        WHEREAS, each of the undersigned holds the office or offices in the Company herein below set forth opposite his or her name, respectively.

        NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Peter B. Delaney and H. Scott Forbes and each of them individually, his or her attorney, with full power to act for him or her and in his or her name, place and stead, to sign his or her name in the capacity or capacities set forth below to the Form S-3 Registration Statements relating to the issuance and sale of up to 5,000,000 shares of common stock and associated rights to purchase series A preferred stock pursuant to its dividend reinvestment and stock purchase plan, and to any and all amendments (including post-effective amendments) to such Registration Statements, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 21st day of November, 2008.

Peter B. Delaney, Director and Principal Executive Officer	/s/ PETER B. DELANEY
Wayne H. Brunetti	/s/ WAYNE H. BRUNETTI
Luke R. Corbett, Director	/s/ LUKE R. CORBETT
John D. Groendyke, Director	/s/ JOHN D. GROENDYKE
Kirk Humphreys, Director	/s/ KIRK HUMPHREYS
Robert Kelley, Director	/s/ ROBERT KELLEY
Linda P. Lambert, Director	/s/ LINDA P. LAMBERT
Robert O. Lorenz, Director	/s/ ROBERT O. LORENZ
Leroy C. Richie, Director	/s/ LEROY C. RICHIE
J. D. Williams, Director	/s/ J. D. WILLIAMS
Scott Forbes, Principal Financial Officer and Principal Accounting Officer	/s/ SCOTT FORBES

STATE OF OKLAHOMA	)
	)	SS
COUNTY OF OKLAHOMA	)

        On the date indicated above, before me, Sharon Grigsby, Notary Public in and for said County and State, personally appeared the above named directors and officers of OGE ENERGY CORP., an Oklahoma corporation, and known to me to be the persons whose names are subscribed to the foregoing instrument, and they severally acknowledged to me that they executed the same as their own free act and deed.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the 21st day of November, 2008.

/s/ SHARON GRIGSBY By: Sharon Grigsby Notary Public

My commission expires:
February 17, 2010

QuickLinks

  Exhibit 24.01
POWER OF ATTORNEY